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                                                                Exhibit 11(a)(6)
                               EXCHANGE OFFER FOR
                               ALL ISSUED SHARES
                                       OF

                                 POLYGRAM N.V.
                                      FOR

                               NLG 115 IN CASH OR
                            1.3772 COMMON SHARES OF

                            THE SEAGRAM COMPANY LTD.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 3:00 P.M., AMSTERDAM TIME (9:00 A.M., NEW YORK CITY TIME), ON FRIDAY, DECEMBER 4, 1998, UNLESS THE OFFER IS EXTENDED.

                                                                November 4, 1998

To Our Clients:

     Enclosed for your consideration is an Offering Circular/Prospectus dated November 4, 1998 (the "Offering Circular/Prospectus"), and the related Letter of Transmittal/Election Form relating to an offer by The Seagram Company Ltd., a corporation organized under the laws of Canada ("Seagram"), to acquire all issued shares, par value NLG 0.50 per share ("PolyGram Shares"), of PolyGram N.V., a corporation incorporated under the laws of the Netherlands ("PolyGram"), not already owned by Seagram or its affiliates for, at the election of each holder of PolyGram Shares, per share consideration of either (i) 1.3772 common shares without nominal or par value ("Seagram Shares") of Seagram (the "Share Consideration") or (ii) NLG 115, net to the seller in cash without interest thereon (the "Cash Consideration" and, together with the Share Consideration, the "Offer Consideration"), upon the terms and subject to the conditions set forth in the Offering Circular/Prospectus and in the related Letter of Transmittal/Election Form (which, together with the related Application Form/Deed of Transfer, as any of the foregoing may be amended or supplemented from time to time, constitute the "Offer"). Holders of PolyGram U.S. Registered Shares (as defined in the Offering Circular/Prospectus) whose certificates for such PolyGram U.S. Registered Shares ("PolyGram Certificates") are not immediately available, who cannot deliver their PolyGram Certificates and all other required documents to Citibank, N.A., the U.S. Exchange Agent, on or prior to the Expiration Date (as defined in the Offering Circular/ Prospectus) or who cannot complete the procedures for book-entry transfer described in the Offering Circular/Prospectus on a timely basis, must tender their PolyGram U.S. Registered Shares according to the guaranteed delivery procedure described under "The Offer -- Procedure for Tendering PolyGram Shares -- For Holders of PolyGram U.S. Registered Shares -- Guaranteed Delivery" in the Offering Circular/Prospectus.

     WE ARE THE HOLDER OF RECORD OF POLYGRAM U.S. REGISTERED SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH POLYGRAM U.S. REGISTERED SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL/ELECTION FORM IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER POLYGRAM U.S. REGISTERED SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all of such PolyGram U.S. Registered Shares held by us for your account, as well as to what form of consideration you wish to receive for any such tendered PolyGram U.S. Registered Shares, pursuant to the terms and subject to the conditions set forth in the Offering Circular/Prospectus. Your attention is directed to the following:

           1. The Offer Consideration for each tendered PolyGram Share is, at your election, either (i) 1.3772 Seagram Shares or (ii) NLG 115 net to the seller in cash without interest thereon, subject to the limitations described in items 2 and 3 below.

           2. Upon the terms and subject to the conditions of the Offer, Share Consideration will be paid in respect of 34,783,758 tendered PolyGram Shares and Cash Consideration will be paid in respect of all other tendered PolyGram Shares. For so long as the Offer Agreement is in effect, Koninklijke Philips Electronics N.V., a corporation incorporated under the laws of the Netherlands ("Philips") and the beneficial owner of 75% of the issued
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     PolyGram Shares as of the date of the Offering Circular/Prospectus, has agreed to validly tender pursuant to and in accordance with the terms of the Offer and not withdraw such tender of all of its PolyGram Shares and to elect to receive Share Consideration in respect of all of its PolyGram Shares. If no other PolyGram shareholder makes an election (a "Share Election") to have such shareholder's PolyGram Shares exchanged for Share Consideration in the Offer, Philips will receive Seagram Shares in the Offer in respect of 34,783,758 of its PolyGram Shares and Cash Consideration in respect of its remaining PolyGram Shares. If PolyGram shareholders (other than Philips) make Share Elections, all such shareholders (including Philips) will have an equal opportunity to receive Share Consideration in the Offer (based on the number of tendered PolyGram Shares in respect of which each such holder (including Philips) has made a Share Election), subject to the limitation that Share Consideration will be paid in respect of an aggregate of 34,783,758 tendered PolyGram Shares. To the extent Share Elections are made in respect of more than 34,783,758 shares, each tendering PolyGram shareholder making a Share Election will receive Share Consideration in respect of a portion of such shares and Cash Consideration in respect of the remainder of such shares. See "The
     Offer -- Limited Availability of Share Consideration" in the Offering Circular/Prospectus for examples illustrating the potential outcomes available to tendering PolyGram shareholders making a Share Election.

           3. Seagram will not issue any fractional Seagram Shares in the Offer. In lieu of any such fractional Seagram Share, each tendering PolyGram shareholder who would otherwise be entitled to receive a fractional Seagram Share will receive an amount in cash (without interest) determined by multiplying the fractional interest in a Seagram Share to which such shareholder would otherwise be entitled by NLG 83.50.

           4. HOLDERS OF POLYGRAM U.S. REGISTERED SHARES WILL RECEIVE ALL CASH PAYMENTS PURSUANT TO THE OFFER IN U.S. DOLLARS UNLESS THE HOLDER ELECTS TO RECEIVE SUCH PAYMENTS IN DUTCH GUILDERS. See Instruction A.8 of the Letter of Transmittal/Election Form. PolyGram shareholders who tender PolyGram U.S. Registered Shares by book-entry transfer and wish to receive cash payments pursuant to the Offer in Dutch Guilders instead of U.S. Dollars must also (i) provide the U.S. Exchange Agent with (A) wire instructions for an account in the Netherlands to which such payment may be made or (B) an address to which a check for such payment may be mailed and (ii) submit to the U.S. Exchange Agent a copy of the Agent's Message used to tender such shareholder's PolyGram U.S. Registered Shares. In the event that any such wire instructions are invalid or incomplete, such payments will be made in Dutch Guilders by check. Holders of PolyGram U.S. Registered Shares who elect to receive cash payments pursuant to the Offer in Dutch Guilders and who do not tender such shares by book-entry transfer must have their signature on the Letter of Transmittal/Election Form guaranteed by an Eligible Institution (as defined in the Letter of Transmittal/ Election
     Form). See Instruction A.1 of the Letter of Transmittal/Election Form.

           5.  The Offer is made for all issued PolyGram Shares.

           6. Each of the PolyGram Board of Management, by unanimous vote, and the PolyGram Supervisory Board, by affirmative vote of all directors (other than two designees of Philips, who abstained), has determined that the Offer is in the best interests of PolyGram and is fair to the PolyGram shareholders, has approved the Offer Agreement (as defined below) and recommends that PolyGram shareholders tender their PolyGram Shares in the Offer. See "The Offer -- PolyGram's Reasons for the Offer; Recommendation of the PolyGram Board of Management and the PolyGram Supervisory Board" in the Offering Circular/Prospectus.

           7. The Offer is being made pursuant to an offer agreement dated as of June 21, 1998 among Seagram, PolyGram and Philips (the "Offer Agreement") which provides for, among other things, the making of the Offer by Seagram. Any PolyGram shareholders who do not tender their PolyGram Shares will remain shareholders of PolyGram following consummation of the Offer until such time as Seagram acquires at least 95% of the issued PolyGram Shares and the Enterprise Division of the Court of Appeals in Amsterdam subsequently approves a compulsory acquisition (the "Compulsory Acquisition") of the remaining minority PolyGram Shares pursuant to the Dutch Civil Code. Those PolyGram shareholders who do not tender their PolyGram Shares pursuant to the Offer are not entitled to receive consideration for their PolyGram Shares from Seagram at any time subsequent to the consummation of the Offer unless Seagram effects such Compulsory Acquisition or otherwise agrees to acquire such holder's PolyGram Shares in accordance with applicable law. See "The Offer -- Purpose of the Offer; Plans for PolyGram" in the Offering Circular/Prospectus.

           8. Following consummation of the Offer, Seagram intends to effect a corporate reorganization of PolyGram and its subsidiaries which may include, among other things, the transfer of subsidiaries from PolyGram to affiliates of
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     Seagram for fair market value and the distribution of substantially all the proceeds received from such transfers as a dividend (a "Post-Closing Dividend") to PolyGram shareholders. See "The Offer -- Purpose of the
     Offer; Plans for PolyGram -- Post-Closing Restructuring; Post-Closing Dividend." Receipt of a Post-Closing Dividend by non-tendering PolyGram shareholders could have adverse tax consequences to such shareholders. See "Certain Material Tax Consequences -- Tax Consequences of a Post-Closing Dividend" in the Offering Circular/Prospectus.

           9. The Offer and withdrawal rights expire at 3:00 p.m., Amsterdam time (9:00 a.m., New York City time), on Friday, December 4, 1998, unless the Offer is extended.

          10. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction A.6 of the Letter of Transmittal/Election Form, stock transfer taxes on the purchase of PolyGram Shares pursuant to the Offer.

          11. The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn pursuant to the Offer a number of PolyGram Shares which, when added to any PolyGram Shares previously acquired by Seagram, constitutes at least 95% of the issued share capital of PolyGram as of the Expiration Date. The Offer is also subject to other terms and conditions which PolyGram shareholders should carefully consider. See "The Offer -- Certain Conditions of the Offer" in the Offering Circular/Prospectus.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) PolyGram shareholders in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, Seagram may, in its sole discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to PolyGram shareholders in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made on behalf of Seagram by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Seagram by Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc., the Dealer Managers for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of the PolyGram U.S. Registered Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter, including by making an election as to whether you wish to receive Cash Consideration or Share Consideration in exchange for each of your tendered PolyGram U.S. Registered Shares, and, if you wish to receive cash payments pursuant to the Offer in Dutch Guilders, by indicating such desire. If you authorize a tender of your U.S. Registered PolyGram Shares, all such PolyGram U.S. Registered Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

     You have the right to specify (an "Election"), subject to the provisions relating to fractional Seagram Shares described under "The Offer -- Offer Consideration" in the Offering Circular/Prospectus and the limitations described under "The Offer -- Limited Availability of Share Consideration" in the Offering Circular/Prospectus, (i) the number of tendered PolyGram U.S. Registered Shares with respect to which you wish to make a Share Election and (ii) the number of tendered PolyGram U.S. Registered Shares that you wish to have exchanged for Cash Consideration in the Offer (a "Cash Election").

     Each tendered PolyGram U.S. Registered Share for which a valid Share Election has been received will be exchanged for Share Consideration in the Offer, subject to the limitations referred to above. Each tendered PolyGram U.S. Registered Share for which a valid Cash Election has been received and each tendered PolyGram U.S. Registered Share as to which a valid Election is not in effect on the Expiration Date (a "Non-Electing Share") will be exchanged for Cash Consideration in the Offer. ACCORDINGLY, IF YOU FAIL TO MAKE AN ELECTION BELOW FOR ANY OF THE POLYGRAM U.S. REGISTERED SHARES THAT YOU INSTRUCT US TO TENDER, YOU WILL RECEIVE CASH CONSIDERATION IN EXCHANGE FOR ALL SUCH POLYGRAM U.S. REGISTERED SHARES THAT ARE ACCEPTED PURSUANT TO THE OFFER. If Seagram determines that any Election is not properly made with respect to any tendered PolyGram U.S. Registered Shares, such Election shall be deemed to be not in effect, and the tendered PolyGram U.S. Registered Shares covered by such Election shall, for purposes of the Offer, be deemed to be Non-Electing Shares.

     SEE THE SECTION OF THE OFFERING CIRCULAR/PROSPECTUS ENTITLED "THE
OFFER -- ELECTION PROCEDURES" AND INSTRUCTIONS B.1 THROUGH B.4 OF THE LETTER OF TRANSMITTAL/ELECTION FORM FOR A COMPLETE DESCRIPTION OF THE PROCEDURES FOR MAKING AN ELECTION.
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                           INSTRUCTIONS WITH RESPECT TO
                     THE OFFER TO ACQUIRE ALL ISSUED SHARES
                                       OF

                                 POLYGRAM N.V.
                                       BY

                            THE SEAGRAM COMPANY LTD.

     The undersigned acknowledge(s) receipt of your letter enclosing the Offering Circular/Prospectus dated November 4, 1998 (the "Offering Circular/Prospectus") and the related Letter of Transmittal/Election Form pursuant to an offer by The Seagram Company Ltd., a corporation organized under the laws of Canada, to acquire all issued shares, par value NLG 0.50 per share ("PolyGram Shares"), of PolyGram N.V., a corporation incorporated under the laws of the Netherlands, not already owned by Seagram or its affiliates for, at the election of each holder of PolyGram Shares, per share consideration of either
(i) 1.3772 common shares without nominal or par value ("Seagram Shares") of Seagram (the "Share Consideration") or (ii) NLG 115, net to the seller in cash without interest thereon (the "Cash Consideration"), upon the terms and subject to the conditions set forth in the Offering Circular/Prospectus and in the related Letter of Transmittal/Election Form.

     This will instruct you (i) to tender the number of PolyGram Shares indicated below (or, if no number is indicated below, all PolyGram Shares which are held by you for the account of the undersigned), (ii) to elect to receive Cash Consideration or Share Consideration for such tendered PolyGram Shares as is indicated below (or, if no such election is indicated below, Cash Consideration for all tendered PolyGram Shares) and (iii) to elect to receive all cash payments pursuant to the Offer in Dutch Guilders (or, if no such election is indicated below, to receive all such payments in U.S. Dollars), upon the terms and subject to the conditions set forth in the Offering Circular/Prospectus and in the related Letter of Transmittal/Election Form furnished to the undersigned.

Total Number of PolyGram Shares                                            SIGN HERE
to be tendered:*
____________ PolyGram Shares                     ----------------------------------------------------------
Number of tendered PolyGram Shares                                        Signature(s)
         as to which
Cash Consideration is elected:                   ----------------------------------------------------------
____________ PolyGram Shares                                          Please Print Name(s)
Number of tendered PolyGram Shares
         as to which                             ----------------------------------------------------------
Share Consideration is elected:                                             Address
____________ PolyGram Shares
Dated                , 199                       ----------------------------------------------------------
                                                                Area Code and Telephone Number

                                                 ----------------------------------------------------------
                                                                    Tax, Identification or
                                                                    Social Security Number

---------------

* Unless otherwise indicated, it will be assumed that all of your PolyGram Shares held by us for your account are to be tendered.

                               CURRENCY ELECTION

        (SEE INSTRUCTION A.8 OF THE LETTER OF TRANSMITTAL/ELECTION FORM)

[ ] PAYMENT IN DUTCH GUILDERS. Check this box if you wish to receive cash payments pursuant to the Offer in Dutch guilders instead of U.S. Dollars. MAKE NO MARK IN THIS BOX IF YOU WISH TO RECEIVE CASH PAYMENTS PURSUANT TO THE OFFER IN U.S. DOLLARS. PolyGram shareholders who tender PolyGram Shares by book-entry transfer and wish to receive cash payments pursuant to the Offer in Dutch Guilders instead of U.S. Dollars must also (i) provide the U.S. Exchange Agent with (A) wire instructions for an account in the Netherlands to which such payment may be made or (B) an address to which a check for such payment may be mailed and (ii) submit to the U.S. Exchange Agent a copy of the Agent's Message (as defined in the Offering Circular/Prospectus) used to tender such shareholder's PolyGram Shares. In the event that any such wire instructions are invalid or incomplete, such payments will be made in Dutch Guilders by check. Holders of PolyGram Shares who elect to receive cash payments pursuant to the Offer in Dutch Guilders and who do not tender such shares by book-entry transfer must have their signature on the Letter of Transmittal/Election Form guaranteed by an Eligible Institution (as defined in the Letter of Transmittal/Election
    Form). See Instruction A.1 of the Letter of Transmittal/Election Form.

                  ---------------------------------------------

                  ---------------------------------------------

                  ---------------------------------------------
                   (POLYGRAM SHAREHOLDERS WHO TENDER POLYGRAM
                       SHARES BY BOOK-ENTRY TRANSFER WHO
                   WISH TO HAVE CASH PAYMENTS PURSUANT TO THE
                      OFFER MADE IN DUTCH GUILDERS INSTEAD
                       OF U.S. DOLLARS SHOULD PROVIDE WIRE
                        INSTRUCTIONS OR AN ADDRESS HERE)